Filed Pursuant to Rule 424(b)(2)

Registration No. 333-205031

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 31, 2017

PRELIMINARY PROSPECTUS SUPPLEMENT

TO THE PROSPECTUS DATED JUNE 17, 2015

SLM CORPORATION

$

$             % Senior Notes due

We are offering $         aggregate principal amount of     % Senior Notes due      (the “notes”).

Interest on the notes will be payable semi-annually in arrears on                      and                     of each year, beginning on             ,         . We may redeem the notes, in whole or in part, at any time before their maturity date at the prices described under “Description of the Notes—Optional Redemption.”

The notes will be our senior obligations and will rank without preference or priority among themselves and equally in right of payment with all of our other unsecured and unsubordinated obligations. The notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The notes are effectively subordinated to our secured obligations to the extent of the value of the collateral securing such other debt and are structurally subordinated to all of the liabilities and other obligations of our subsidiaries, including our bank subsidiary.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-11.

Notes
	Per Note		Total
Price to public		%	$
Underwriting discounts and commissions		%	$
Proceeds to us		%	$

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to purchasers in book-entry form only through The Depository Trust Company, for the benefit of its participants, including Clearstream Banking, S.A. and Euroclear Bank S.A./N.V., on or about             , 2017.

Joint Book-Running Managers

J.P. Morgan	RBC Capital Markets

            , 2017

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes. The second part, the accompanying prospectus dated June 17, 2015, which is part of our Registration Statement on Form S-3, gives more general information, some of which may not apply to this offering.

This prospectus supplement and the information incorporated by reference in this prospectus supplement may add, update or change information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated herein or therein by reference, on the other hand, the information in this prospectus supplement will apply and will supersede the information in the accompanying prospectus.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in the accompanying prospectus.

Neither we nor any of the underwriters have authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Neither we nor any of the underwriters is making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide you in connection with this offering or other offering material filed by us with the SEC is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Our business, financial condition, results of operations and future growth prospects may have changed since those respective dates.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside of the United States.

The financial information contained herein and in the accompanying consolidated balance sheets, statements of income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2016, present information on our business as configured after the Spin-Off, as defined herein. Because the Spin-Off occurred on April 30, 2014, the financial statements for 2014 include the carved out financial results of those operations that form SLM Corporation on a stand-alone basis for the first four months of 2014. For more information regarding the basis of presentation of these statements, see notes to the consolidated financial statements, Note 2, “Significant Accounting Policies—Basis of Presentation” included on our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 incorporated herein by reference.

Except as the context may otherwise require in this prospectus supplement, references to:

•	“We,” “us,” “our” and the “Company” refer to SLM Corporation and its subsidiaries, except as otherwise indicated or unless the context otherwise requires.

•	“Bank” refers to Sallie Mae Bank, our Utah industrial bank subsidiary, which is regulated by the Utah Department of Financial Institutions (“UDFI”), the Federal Deposit Insurance Corporation (“FDIC”), and the Consumer Financial Protection Bureau (“CFPB”).

•	“Spin-Off” refers to the separation of Navient Corporation (“Navient”), an education loan management, servicing and asset recovery business, from SLM Corporation, a consumer banking business, which was completed on April 30, 2014.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain “forward-looking” statements and information based on management’s current expectations as of the date hereof. Statements that are not historical facts, including statements about our beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in “Risk Factors” and elsewhere in this prospectus supplement and in our filings with the Securities and Exchange Commission (“SEC”); increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; a failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates; any adverse outcomes in any significant litigation to which we are a party; credit risk associated with our exposure to third parties, including counterparties to our derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayment on the loans that we make; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained or incorporated by reference in this prospectus supplement are qualified by these cautionary statements and are made only as of the date hereof.

See “Risk Factors” for a further description of these and other factors. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus and the documents incorporated by reference herein, including in “Risk Factors” in this prospectus supplement. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by the federal securities laws.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and may not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information set forth in “Risk Factors,” our financial statements and the related notes thereto and the other information incorporated by reference herein, before making an investment decision.

Our Company

SLM Corporation, more commonly known as Sallie Mae, is the nation’s leading saving, planning and paying for college company. For 44 years, we have made a difference in students’ and families’ lives, helping more than 34 million Americans pay for college. We recognize there is no single way to achieve this task, so we provide a range of products to help families, whether college is a long way off or right around the corner. We promote responsible financial habits that help our customers make college happen.

Our primary business is to originate and service Private Education Loans we make to students and their families. We use “Private Education Loans” to mean education loans to students or their families that are not made, insured or guaranteed by any state or federal government. Private Education Loans do not include loans insured or guaranteed under the previously existing Federal Family Education Loan program (“FFELP Loans”). We also offer a range of deposit products insured by the Federal Deposit Insurance Corporation (the “FDIC”) and operate a consumer savings network that provides financial rewards on everyday purchases to help families save for college.

We were formed in 1972 as the Student Loan Marketing Association, a federally chartered government-sponsored enterprise (“GSE”), with the goal of furthering access to higher education by providing a national secondary market and warehousing facilities for FFELP Loans. The GSE’s federal charter prohibited it from originating student loans in the primary market.

In 1996, the United States Congress passed the Student Loan Marketing Association Reorganization Act, which set the stage for the “privatization” of the GSE. As part of the privatization process, we incorporated SLM Corporation in 1997 as a Delaware corporation, the GSE became a subsidiary of SLM Corporation, and by mid-2004 the GSE stopped purchasing FFELP Loans in the secondary market and was dissolved by the end of 2004.

On November 3, 2005, SLM Corporation formed Sallie Mae Bank, a Utah industrial bank subsidiary (the “Bank”), to fund and originate Private Education Loans on behalf of SLM Corporation. While the Bank first originated Private Education Loans in February 2006, SLM Corporation continued to purchase a portion of its Private Education Loans from its third-party lending partners through mid-2009. With some minor exceptions, the Bank became the sole originator of Private Education Loans for SLM Corporation beginning with the 2009-2010 academic year, the first academic year following the launch of the Bank’s Smart Option Student Loan program in mid-2009.

On March 30, 2010, President Obama signed into law the Federal Direct Student Loan Program (the “DSLP”), effective July 1, 2010. At that time, the guaranteed student loan program (under which FFELP Loans were made) was eliminated, although the terms and conditions of existing guaranteed student loans were not altered or affected.

On April 30, 2014, we completed our plan to legally separate (the “Spin-Off”) into two distinct publicly traded entities: an education loan management, servicing and asset recovery business, named Navient Corporation (“Navient”), which retained all assets and liabilities generated prior to the Spin-Off other than those explicitly retained by SLM Corporation; and a consumer banking business, named SLM Corporation. We sometimes refer to the SLM Corporation that existed prior to the Spin-Off as “pre-Spin-Off SLM.”

Our principal executive offices are located at 300 Continental Drive, Newark, Delaware 19713, and our telephone number is (302) 451-0200.

Our Business

Our primary business is to originate and service high quality Private Education Loans. In 2016, we originated $4.7 billion of Private Education Loans, an increase of 8 percent from the year ended December 31, 2015. As of December 31, 2016, we had $14.1 billion of Private Education Loans outstanding.

Private Education Loans

The Private Education Loans we make to students and families serve primarily to bridge the gap between the cost of higher education and the amount funded through financial aid, federal loans and customers’ resources. We also extend Private Education Loans as an alternative to similar federal education loan products where we believe our rates are competitive. We earn interest income on our Private Education Loan portfolio, net of provisions for loan losses.

In 2009, we introduced the Smart Option Student Loan, our Private Education Loan product emphasizing in-school payment features that can produce shorter terms and minimize customers’ total finance charges. Customers elect one of three Smart Option repayment types at the time of loan origination. The first two, Interest Only and Fixed Payment options, require monthly payments while the student is in school and during the six-month grace period thereafter, and accounted for approximately 55 percent of the Private Education Loans Sallie Mae Bank originated during 2016. The third repayment option is the more traditional deferred Private Education Loan product where customers are not required to make payments while the student is in school and for a six-month grace period after separation. Lower interest rates on the Interest Only and Fixed Payment options encourage customers to elect those options. Making payments while in school helps customers reduce their total loan cost compared with the traditional deferred loan, and also helps them become accustomed to making on-time regular loan payments. We offer both variable rate and fixed rate loans.

We regularly review and update the terms of our Private Education Loan products. Our Private Education Loans include important protections for the family, including loan forgiveness in case of death or permanent disability of the student borrower and a free, quarterly FICO Score benefit to students and cosigners with a Smart Option Student Loan.

Private Education Loans bear the full credit risk of the customers. We manage this risk by underwriting and pricing based on customized credit scoring criteria and the addition of qualified cosigners. For the year ended December 31, 2016, our average FICO scores were 748 at the time of original approval and approximately 89 percent of our loans were cosigned. In addition, we voluntarily require school certification of both the need for, and the amount of, every Private Education Loan we originate, and we disburse the loan proceeds directly to the higher education institutions.

The core of our marketing strategy is to promote our products on campuses through financial aid offices as well as through online and direct marketing to students and their families. Our on-campus efforts with 2,400 higher education institutions are led by our sales force, the largest in the industry, which has become a trusted resource for financial aid offices.

Our loans are high credit quality and the overwhelming majority of our customers manage their payments with great success. At December 31, 2016, 2.1 percent of loans in repayment were greater than 30 days delinquent, and loans in forbearance were 3.5 percent of loans in repayment and forbearance. In 2016, net charge-offs as a percentage of average loans in repayment was 0.96 percent. Loans in repayment include loans on which customers are making interest only and fixed payments, as well as loans that have entered full principal and interest repayment status.

Sallie Mae Bank

Since 2006, the Bank, which is regulated by the Utah Department of Financial Institutions (the “UDFI”), the FDIC, and the Consumer Financial Protection Bureau (the “CFPB”), has originated Private Education Loans and accepted deposits. At December 31, 2016, the Bank had total assets of $18.3 billion, including $14.1 billion of Private Education Loans and $1.0 billion of FFELP Loans, and total deposits of $14.0 billion.

Our ability to obtain deposit funding and offer competitive interest rates on deposits will be necessary to sustain the growth of our Private Education Loan originations. Our ability to obtain such funding is dependent, in part, on the capital level of the Bank and its compliance with other applicable regulatory requirements. At the time of this filing, there are no restrictions on our ability to obtain deposit funding or the interest rates we charge other than those restrictions generally applicable to all FDIC-insured banks of similar charter and size. In 2016, we added $1.5 billion in deposits from Educational 529 and Health Savings Accounts as a way to diversify our funding sources. We further diversified our funding base by raising $1.8 billion in term funding collateralized by pools of Private Education Loans in the long-term asset-backed securities (“ABS”) market. We plan to continue to do so, market conditions permitting. This helps us better match-fund our assets and reduce our reliance on deposits to fund our growth.

We expect the Bank or affiliates of the Bank to retain servicing of all Private Education Loans the Bank originates, regardless of whether the loans are held, sold or securitized. When Private Education Loans are sold and servicing is retained, the Bank receives ongoing servicing revenue for those loans in addition to the gain on sale recognized on the sale of those assets. The Bank did not sell loans in 2016 and does not expect to sell loans in 2017.

Operational Infrastructure

In April 2014, we began to perform collection activity on our portfolio of Private Education Loans. In October 2014, we launched our stand-alone servicing platform and began servicing our portfolio of Private Education Loans. Since early 2015, all servicing and collections activities have been conducted in the United States.

Our servicing operation includes resources dedicated to assist customers with specialized needs and escalated inquiries. We also have a group of customer service representatives dedicated to assisting military personnel with available military benefits.

In 2015, we completed the build-out of our new loan originations platform to independently originate Private Education Loans.

In 2016, we transitioned all loan servicing call center functions from a third-party to our in-house servicing area in our Newark, Delaware and Indianapolis, Indiana offices. We also implemented several improvements in our ability to interact with our customers, including:

•	an integrated platform that allows customers and servicing agents to simultaneously access the same systems in real time interaction;

•	an on-line chat function for customer service; and

•	a mobile application accessible through smart phones and the Apple watch.

These and other enhancements have contributed to streamlined originations and servicing processes, increased customer self-services rates, and improved customer satisfaction in all channels.

Upromise by Sallie Mae

Upromise by Sallie Mae is a save-for-college rewards program helping Americans save for higher education. The program is free to join, and in 2016, approximately 200,000 consumers enrolled. Members can earn money for college by receiving cash back rewards when shopping at participating on-line or brick-and-mortar retailers, booking travel, dining out at participating restaurants, and by using their Upromise MasterCard. Since inception, Upromise members have earned approximately $1 billion through the program, and more than 380,000 members are using their Upromise credit card to save.

The Offering

Issuer	SLM Corporation

Notes offered	$ aggregate principal amount of % Senior Notes due .

Maturity date	The notes will mature on , .

Interest rate	Interest on the notes will accrue at a rate of % per year.

Interest payment dates	Interest on the notes will be payable semi-annually in arrears on and of each year, beginning on , .

Ranking	The notes will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to the notes. The notes are effectively subordinated to our secured obligations to the extent of the value of the collateral securing such other debt. The notes will not be obligations of or guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including deposit and other liabilities of the Bank), which means that creditors of our subsidiaries (including depositors of the Bank) will be paid from the assets of the Bank or those entities, respectively, before holders of the notes would have any claims to those assets. As of December 31, 2016, we had no indebtedness that ranked equally with the notes, and our subsidiaries had outstanding $15.9 billion of total liabilities, including $15.6 billion of indebtedness and deposit liabilities (excluding, in each case, intercompany liabilities).

The indenture under which the notes will be issued will not limit our ability, or the ability of our subsidiaries, to incur senior, subordinated or secured debt, or our ability, or that of any of our subsidiaries, to incur other indebtedness and other liabilities or, subject to limited exceptions, issue preferred stock. As a holding company, we depend on the ability of our subsidiaries, particularly the Bank, to transfer funds to us to meet our obligations, including our obligations to pay interest on the notes. See “Risk Factors—Risk Relating to This Offering—We are a holding company and may rely significantly on dividends, distributions and other payments from the Bank to fund payments on the notes.”

Optional redemption	At any time and from time to time prior to , (the date that is months prior to the maturity date), we may redeem the notes, in whole or in part, at our option, on at least 30 days’ and not more than 60 days’ prior notice, at a redemption price equal to the greater of:

(i) 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date for the notes to be redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest to, but not including, , (the date that is months prior to the maturity date) in respect of the notes to be redeemed (not including any portion of accrued and unpaid interest to, but excluding, the redemption date for the notes to be redeemed), discounted to such redemption date, on a semi-annual basis, at the applicable Treasury Rate plus basis points, plus accrued and unpaid interest to, but excluding, the redemption date of the notes to be redeemed.

At any time and from time to time on or after , (the date that is months prior to the maturity date), we may redeem the notes, in whole or in part, at our option, on at least 30 days’ and not more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date of the notes to be redeemed.

See “Description of the Notes—Optional Redemption.”

Sinking fund	None.

Denominations	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Form of notes	The notes will be issued in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, S.A. and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective United States depositaries, which in turn will hold such interests in accounts as participants of DTC.

Use of proceeds	We estimate that the net proceeds to us from the sale of the notes in this offering will be $ , after deducting estimated underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds from this offering to redeem our outstanding 6.97% Cumulative Redeemable Preferred Stock, Series A, par value of $0.20 per share (the “Series A Preferred Stock”) and for general corporate purposes. See “Use of Proceeds.”

Trustee	Deutsche Bank National Trust Company, a national banking association.

Governing law	The notes will be, and the indenture under which they will be issued is, governed by and construed in accordance with the laws of the State of New York.

No prior market	The notes are a new issue of securities and there is currently no established trading market for the notes. The notes will not be listed on any securities exchange. An active or liquid trading market may not develop for any series of notes. See “Underwriting.”

Risk factors	See the section entitled “Risk Factors” beginning on page S-11 for a discussion of some of the factors you should consider before investing in the notes.

SUMMARY HISTORICAL FINANCIAL INFORMATION

The financial information contained herein and in the accompanying consolidated balance sheets, statements of income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2016 has been derived from our audited historical consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus supplement. Because the Spin-Off occurred on April 30, 2014, the financial statements for 2014 include the carved out financial results of those operations that form SLM Corporation on a stand-alone basis for the first four months of 2014. For more information regarding the basis of presentation of these statements, see notes to the consolidated financial statements, Note 2, “Significant Accounting Policies—Basis of Presentation” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 incorporated herein by reference.

The following table sets forth our selected financial and other operating information. The selected financial data in the table is derived from our consolidated financial statements. The data should be read in conjunction with the information in this prospectus supplement included in “Risk Factors,” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors,” and our historical consolidated financial statements and the related notes thereto, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Years Ended December 31,
	(Dollars in millions, except per share amounts and ratios)
	2016	2015	2014
Operating Data:
Net interest income	$891	$702	$578
Noninterest income	69	183	157

Total Revenue	$960	$885	$735
Net income attributable to SLM Corporation	$250	$274	$194
Basic earnings per common share attributable to SLM Corporation	$0.54	$0.60	$0.43
Diluted earnings per common share attributable to SLM Corporation	$0.53	$0.59	$0.42
Dividends per common share attributable to SLM Corporation common shareholders(1)	$—	$—	$—
Return on common stockholders’ equity	14%	18%	15%
Net interest margin	5.68	5.49	5.26
Return on assets	1.52	2.04	1.68
Average equity/average assets	13.40	14.49	13.92
Non-GAAP operating efficiency ratio(2)	40%	47%	45%
Balance Sheet Data (at period end):
Total education loan portfolio, net	$15,125	$11,631	$9,510
Total assets	18,533	15,214	12,972
Total deposits	13,436	11,488	10,541
Total borrowings	2,168	1,079	—
Total SLM Corporation stockholders’ equity	2,347	2,096	1,830
Ratio of Earnings to Fixed Charges(3)	3.18	4.33	4.39
Book value per common share	4.15	3.59	2.99

(1)	Following completion of the Spin-Off, SLM has not paid dividends on its common stock nor does it anticipate paying dividends on its common stock in 2017.

(2)	Our operating efficiency ratio is a non-GAAP measure because we adjust (a) the total non-interest expense numerator by deducting restructuring and other reorganization expenses, and (b) the net revenue denominator (which otherwise would consist of net interest income, before provisions for credit losses, plus non-interest income) by deducting gains on sales of loans, net. We believe doing so provides useful information to investors because it is a measure used by our management team to monitor our effectiveness in managing operating expenses. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate our ratio. Accordingly, our non-GAAP operating efficiency ratio may not be comparable to similar measures used by other companies.
(3)	For purposes of computing these ratios, earnings represent income before income tax expense plus fixed charges. Fixed charges represent interest expensed and capitalized plus one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases.

RISK FACTORS

An investment in the notes involves risks. Before deciding whether to purchase the notes, you should consider the risks discussed below and those included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 that we have incorporated by reference in this prospectus supplement and the accompanying prospectus, including risks relating to the economic, competitive and regulatory environment in which we operate, our capital and liquidity, our operations, the Spin-Off, our securities and our restrictions on ownership.

Any of the risks discussed below or elsewhere in this prospectus supplement or in our SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, and other risks or uncertainties that are not presently known to us, or that we currently believe to be immaterial, could have a material impact on our business, prospects, financial condition or results of operations. In that case, our ability to pay interest on the notes when due or to repay the notes at maturity could be adversely affected, and the trading price of the notes could decline substantially.

Risks Relating to This Offering

We are a holding company and may rely significantly on dividends, distributions and other payments from the Bank to fund payments on the notes.

As a holding company, we may rely significantly on dividends, distributions and other payments from the Bank to fund any payments on the notes and our other obligations, as well as to fund any dividends to our stockholders and repurchases of our stock. Accordingly, our ability to make payments on the notes may depend upon the earnings of and the distribution of funds from our subsidiaries, including the Bank. Restrictions on our subsidiaries’ ability to distribute cash to us could materially affect our ability to pay principal and interest on our indebtedness, including the notes.

The ability of the Bank to make dividends and other distributions and payments to us is subject to regulation by the FDIC and the UDFI. Limitations on the amounts we receive from the Bank could impact our liquidity and our ability to fund payments on the notes when due.

In addition, the terms of our indebtedness do not restrict the ability of our subsidiaries to incur indebtedness or enter into other agreements that may restrict or prohibit our subsidiaries from distributing cash to us. We cannot assure you that the indebtedness of our subsidiaries or other agreements to which our subsidiaries are a party will permit our subsidiaries to distribute sufficient cash to us to fund payments on the notes when due.

The notes will be effectively subordinated to any secured debt we may incur.

The notes are unsecured unsubordinated obligations of SLM Corporation and will rank equally in right of payment with all its other unsecured and unsubordinated indebtedness. As a result, the indebtedness represented by the notes will effectively be subordinated to any secured indebtedness SLM Corporation may incur, to the extent of the value of the assets securing such indebtedness. As of December 31, 2016, on a pro forma basis after giving effect to this offering, SLM Corporation had no secured indebtedness outstanding, and no indebtedness that ranked equally with the notes.

In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding, any secured creditors would have a superior claim to the extent of their collateral. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the notes.

The notes will not be guaranteed by any of our subsidiaries and will be effectively subordinated to the debt and other liabilities of our subsidiaries.

We are a holding company and conduct substantially all of our operations through subsidiaries. However, the notes will be obligations exclusively of SLM Corporation and will not be guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all debt and other liabilities of our subsidiaries (including deposit and other liabilities of the Bank), which means that creditors of our subsidiaries (including depositors of the Bank) will be paid from their assets before holders of the notes would have any claims to those assets. As of December 31, 2016, our subsidiaries had outstanding $15.9 billion of total liabilities, including $15.6 billion of indebtedness and deposit liabilities (excluding, in each case, intercompany liabilities).

In the event of the dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding of a subsidiary, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the notes. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the notes.

There are no covenants in the indenture governing the notes relating to our ability to incur future indebtedness or pay dividends, and there are limited restrictions on our ability to engage in other activities, any of which could adversely affect our ability to pay our obligations under the notes.

The indenture governing the notes does not prohibit us from incurring substantial additional indebtedness in the future. We are also permitted to incur additional secured indebtedness that would be effectively senior to the notes. The indenture governing the notes also permits unlimited additional borrowings by our subsidiaries or securitization entities that are effectively senior to the notes and, subject to certain exceptions, permits our subsidiaries to issue equity interests that have priority over our interests in the subsidiaries. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities.

In addition, the indenture does not contain any restrictive covenants limiting our ability to issue or repurchase securities, pay dividends or make any payments on junior or other indebtedness. Our ability to use our funds for numerous purposes may limit the funds available to pay our obligations under the notes.

There are no financial covenants in the indenture. You may not be protected under the indenture in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction that may adversely affect you.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes.

Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our indebtedness or to refinance our indebtedness will depend on our future operating performance. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, on distributions to us from the Bank and required capital levels with respect to the Bank, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. We may not be able to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness when needed on commercially reasonable terms or at all.

Our credit ratings may not reflect all risks of an investment in the notes.

The credit ratings of a series of notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, such notes. However, actual or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, each series of notes.

Agency credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

We may not have sufficient funds to repurchase the notes or any of our other securities upon a change of control repurchase event.

We must offer to purchase all the notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to the payment date, upon the occurrence of a change of control if a rating decline of the notes occurs directly as a result of a change of control and such decline occurs within a specified period of time after public notice of a change of control or the intention to effect a change of control. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control Repurchase Event” for a more complete description of the repurchase obligations. There can be no assurance that we will have sufficient funds available at the time of any change of control to repurchase the notes that might be outstanding. The covenant requiring us to repurchase the notes will, unless consents are obtained, require us to repay all indebtedness outstanding. Our ability to repurchase the notes in cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. Our inability to pay for your notes that are tendered for repurchase could result in your receiving substantially less than the principal amount of the notes.

One of the circumstances under which a change of control may occur is upon the sale or disposition of all or substantially all of our assets. However, the phrase “all or substantially all” will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of “all or substantially all” of our assets has occurred, in which case, the ability of a holder of the notes to obtain the benefit of an offer to repurchase all of a portion of the notes held by such holder may be impaired. If we are required to repurchase the notes pursuant to a change of control offer, we could require third-party financing. We cannot be sure that we would be able to obtain third-party financing on acceptable terms or at all.

An active trading market for the notes may not develop.

Each series of notes constitutes a new issue of securities, for which there is no existing market. We do not intend to apply for listing of any series of the notes on any securities exchange or for quotation of any series of the notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for any series of notes will develop, the ability of holders of any series of notes to sell their notes or the price at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in each series of the notes. However, the underwriters are not obligated to do so, and any market-making with respect to any series of notes may be discontinued at any time without notice. If no active trading market develops, you may be unable to resell your notes at any price or at their fair market value.

Changes in our credit ratings or the debt markets could adversely affect the trading price of the notes.

The trading price of each series of notes depends on many factors, including:

•	the number of holders of the relevant series of notes;

•	changes in or issuance of new credit ratings for us, the notes or our asset-backed securities;

•	the interest of securities dealers in making a market in the relevant notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	general market conditions;

•	our financial condition, financial performance and future prospects;

•	domestic and international economic factors unrelated to our performance;

•	changes in or failure to meet our publicly disclosed expectations as to our future financial performance;

•	restructuring initiatives;

•	downgrades in securities analysts’ estimates of our financial performance, operating results that vary from the expectations of securities analysts or investors or lack of research and reports by industry analysts;

•	operating and securities price performance of companies that investors consider to be comparable to us;

•	any future sales of our common stock or other securities;

•	additions or departures of key personnel;

•	actions or announcements by our competitors;

•	reputational issues;

•	regulatory and tax actions;

•	changes in our capital structure or dividend policy, regulatory requirements, future issuances of securities, sales of large blocks of common stock by our stockholders, or our incurrence of additional debt;

•	the market prices for our equity securities; and

•	other matters discussed elsewhere in “Risk Factors.”

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the trading price of the notes. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the consumer finance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating or that of other peer companies could have an adverse effect on the trading price of the notes.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the notes in this offering will be $        , after deducting estimated underwriting discounts and commissions and estimated offering expenses.

We intend to use the net proceeds from this offering (or equivalent cash amounts) to redeem our outstanding Series A Preferred Stock and for general corporate purposes.

As of December 31, 2016, we had 3.3 million shares of our Series A Preferred Stock outstanding. The holders of outstanding shares of Series A Preferred Stock are entitled to receive, ratably, when, as and if declared by the Board of Directors, in its sole discretion, out of funds legally available therefor, cumulative, cash dividends at the annual rate of 6.97%, or $3.485, per share of Series A Preferred Stock.

Pending such use, we may use the net proceeds of this offering to invest in liquid assets to further increase the size of our liquidity portfolio or for such additional uses as we may determine.

CAPITALIZATION

Set forth below is our capitalization at December 31, 2016, on an historical basis and an as adjusted basis to give effect to the offering and use of proceeds therefrom, after deducting estimated underwriting discounts and commissions and estimated offering expenses. You should read this information in conjunction with our consolidated financial statements and the related notes that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	At December 31, 2016
	Historical	As Adjusted
	(Dollars in thousands, except per share amounts)
Cash and cash equivalents	$1,918,793	$

Interest-bearing liabilities:
Interest-bearing deposit accounts	$13,434,990		$13,434,990
Secured borrowings(1)	2,167,979		2,167,979
Unsecured borrowings(2)	—	$

Total interest-bearing liabilities	15,602,969
Equity:
Preferred stock, par value $0.20 per share, 20 million shares authorized
Series A: 3.3 million issued and outstanding, actual, and no shares issued and outstanding, as adjusted, at stated value of $50 per share	165,000		—
Series B: 4 million issued and outstanding, actual, and 4 million shares issued and outstanding, as adjusted, at stated value of $100 per share	400,000		400,000
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 436.6 million issued and outstanding, actual, and 436.6 million shares issued and outstanding, as adjusted	87,327		87,327
Additional paid-in capital	1,175,564		1,175,564
Accumulated other comprehensive loss (net of tax benefit of $5,364)	(8,671)		(8,671)
Retained earnings	595,322		595,322

Total SLM Corporation stockholders’ equity before treasury stock	2,414,542		2,249,542
Less: Common stock held in treasury at cost: 7.7 million issued and outstanding, actual, and 7.7 million shares issued and outstanding, as adjusted	(67,484)		(67,484)

Total equity	2,347,058		2,182,058

Total capitalization	$17,950,027	$

(1)	Secured borrowings represent private education loan asset-backed securities outstanding as well as a $750.0 million asset-backed commercial paper (“ABCP”) facility. As of December 31, 2016, there were no borrowings outstanding under the ABCP facility. This amount does not include $772.0 million aggregate principal amount of private education loan asset-backed securities issued and sold by SMB Private Education Loan Trust 2017-A on February 8, 2017.
(2)	Unsecured borrowings consist of the notes being offered hereby.

DESCRIPTION OF THE NOTES

The following description supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the indenture under “Description of Debt Securities” in the accompanying prospectus. This description of the notes and the description under “Description of Debt Securities” in the accompanying prospectus do not purport to be complete and are qualified in their entirety by reference to the provisions of the indenture filed as an exhibit to the registration statement of which the accompanying prospectus forms a part, to the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and to the provisions of the supplemental indenture (as defined below), including the forms of notes appended thereto, to be entered into in connection with the issuance of the notes. We urge you to read the indenture, the first supplemental indenture and the forms of notes because they, and not these descriptions of the notes and debt securities, will define your rights as holders of the notes.

As used in this description of the notes, “we,” “our,” “us” and the “Company” refer to SLM Corporation and not to any of our subsidiaries.

General

We will issue the notes under an indenture (the “base indenture”), dated as of June 17, 2015, between us and Deutsche Bank National Trust Company, a national banking association, as trustee (the “trustee”), as supplemented by a first supplemental indenture (the “supplemental indenture”), to be dated as of             , 2017, between us and the trustee. We refer to the base indenture, as supplemented by the supplemental indenture, as the “indenture.” The trustee will initially be the security registrar and paying agent for the notes.

The notes are initially limited to $         aggregate principal amount. The notes will mature at par on             ,         .

When we use the term “business day,” we mean any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York.

The notes will not be entitled to the benefit of any sinking funds.

The notes will be issued in the form of one or more fully registered global notes registered in the name of the nominee of DTC and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

In addition to the notes, we may issue from time to time other series of debt securities under the indenture consisting of debentures, notes or other unsecured, unsubordinated evidences of indebtedness, including convertible notes, but such other series will be separate from the notes. The indenture does not limit the amount of debt securities or any other debt (whether secured or unsecured, or whether subordinated or unsubordinated) which we may incur.

We may, from time to time, without the consent of the holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional notes, together with the notes, will constitute a single series of debt securities under the indenture; provided that if the additional notes are not fungible for U.S. federal income tax purposes with the notes, the additional notes will be issued under a separate CUSIP number. No additional notes may be issued if an event of default has occurred and is continuing with respect to the notes.

We will maintain an office in the Borough of Manhattan, the City of New York where we will pay the principal and premium, if any, on the debt securities and within or outside the Borough of Manhattan, the City of New York where you may present the debt securities for registration of transfer and exchange. We have designated (a) for debt securities transfer purposes and for purposes of presentment and surrender of any debt securities for final distribution, the office of the trustee located at DB Services Americas, Inc. MS JCK01-0218, 5022 Gate Parkway, Jacksonville, FL 32256, Attention: Shareholder Services, and (b) for all other purposes, the office of the trustee located at Deutsche Bank National Trust Company c/o Deutsche Bank Trust Company Americas, 60 Wall Street, 16th floor, mail stop: NYC60-1625, New York, New York 10005.

Interest

Interest on the notes will accrue from             , 2017 and is payable semi-annually in arrears on                      and                      of each year, beginning on             ,          (each, an “interest payment date”), to the persons in whose names the notes are registered at the close of business on                      and                      (whether or not a business day), respectively, immediately prior to each interest payment date at the annual rate of     % per year; provided that the interest due on redemption or at maturity (whether or not an interest payment date) will be paid to the person to whom principal is payable.

For any full semi-annual period in respect of the notes, the amount of interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any scheduled interest payment date falls on a day that is not a business day, then payment of interest payable on such interest payment date will be postponed to the next succeeding day that is a business day, and no interest on such payment will accrue for the period from and after such scheduled interest payment date.

If the maturity date or a redemption date for the notes falls on a date that is not a business day, then the related payments of principal, premium, if any, and interest will be made on the next succeeding business day, and no interest on such payment will accrue for the period from the maturity date or such redemption date, as the case may be.

Ranking

The notes will be our direct, unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to the notes.

We are a holding company and conduct substantially all of our operations through subsidiaries. However, the notes will be obligations exclusively of SLM Corporation and will not be guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including deposit and other liabilities of the Bank), which means that creditors of our subsidiaries (including depositors of the Bank) will be paid from the assets of the Bank or those entities, respectively, before holders of the notes would have any claims to those assets. At December 31, 2016, our subsidiaries had outstanding $15.9 billion of total liabilities, including $15.6 billion of indebtedness and deposit liabilities (excluding, in each case, intercompany liabilities).

As a holding company, we depend on the ability of our subsidiaries, particularly the Bank, to transfer funds to us to meet our obligations, including our obligations to pay interest on the notes. See “Risk Factors—Risk Relating to This Offering—We are a holding company and may rely significantly on dividends, distributions and other payments from the Bank to fund payments on the notes” in this prospectus supplement. Our subsidiaries have no obligation to pay any amounts due on the notes.

As of December 31, 2016, on a pro forma basis after giving effect to this offering, SLM Corporation had no secured indebtedness outstanding, and no indebtedness that ranked equally with the notes. The indenture does not limit our ability, or the ability of our subsidiaries, to incur senior, subordinated or secured debt, or our ability, or that of any of our subsidiaries, to incur other indebtedness and other liabilities or, subject to limited exceptions, issue preferred stock.

Optional Redemption

At any time and from time to time prior to             ,          (the date that is      months prior to the maturity date), we may redeem the notes, in whole or in part, at our option, as set forth below. We may redeem such notes at a redemption price equal to the greater of:

(i)	100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date for the notes to be redeemed; and

(ii)	the sum of the present values of the remaining scheduled payments of principal and interest to, but excluding, , (the date that is months prior to the maturity date) in respect of the notes to be redeemed (not including any portion of the accrued and unpaid interest to, but excluding, the redemption date for the notes to be redeemed), discounted to such redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the applicable Treasury Rate (as defined below) plus basis points, plus accrued and unpaid interest to, but excluding, the redemption date of the notes to be redeemed.

At any time and from time to time on or after             ,          (the date that is      months prior to the maturity date), we may redeem the notes, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date of the notes to be redeemed.

We will mail (or otherwise deliver in accordance with the applicable procedures of DTC) notice of any redemption of notes to the registered address of each holder of notes to be redeemed at least 30 days and not more than 60 days prior to the applicable redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the notes (assuming that such term ended on             ,          (the date that is      months prior to the maturity date)) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes being redeemed (assuming that such term ended on             ,          (the date that is      months prior to the maturity date)).

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date for the notes, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by us, which may be one of the Reference Treasury Dealers.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC and RBC Capital Markets, LLC or their respective affiliates which are primary U.S. Government securities dealers in New York City (a “Primary Treasury Dealer”), and their respective successors, plus two other Primary Treasury Dealers selected by us; provided that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 3:30 p.m. on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the semiannual equivalent yield to maturity of the Comparable Treasury Issue for the notes, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date with respect to the notes.

Repurchase at the Option of Holders—Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined below) occurs, unless we at such time have given written notice of redemption as described above under the caption “Optional Redemption” with respect to all outstanding notes, each holder of notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer (as defined below) on the terms set forth in the indenture. In the Change of Control Offer, we will offer a payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased up to, but not including, the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Repurchase Event, unless we at such time have given notice of redemption as described under the caption “Optional Redemption” with respect to all outstanding notes, we will send a notice to each holder and the trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase all outstanding notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 15 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice. The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned upon the Change of Control being consummated on prior to the Change of Control Payment Date. If a Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name the note is registered at the close of business on such record date. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, we will, to the extent lawful:

(1)	accept for payment all notes or portions of notes (equal to $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered and not withdrawn; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

The paying agent will promptly mail to each holder of notes properly tendered and not withdrawn the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, that each such new note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

We will not be required to make a Change of Control Offer with respect to the notes upon a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer with respect to such notes in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases the notes properly tendered and not withdrawn under the Change of Control Offer, or (2) a notice of redemption has been given pursuant to the indenture with respect to the notes as described above under the caption “Optional Redemption” at any time prior to 30 days following any Change of Control Repurchase Event, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

“Change of Control” means the occurrence of any of the following:

(1)	any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Voting Stock of SLM Corporation (or its successors by merger, consolidation or purchase of all or substantially all of its assets);

(2)	the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of SLM Corporation and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Subsidiary of SLM Corporation; or

(3)	the adoption by the stockholders of SLM Corporation of a plan or proposal for the liquidation or dissolution of SLM Corporation.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Investment Grade” means (1) BBB- (with a stable outlook) or above, in the case of S&P (or its equivalent under any successor rating categories of S&P) and Baa3 (with a stable outlook) or above, in the case of Moody’s (or its equivalent under any successor rating categories of Moody’s), or (2) the equivalent in respect of the Rating Category of any Rating Agencies.

“Moody’s” means Moody’s Investors Service, Inc.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agencies” means (1) S&P and Moody’s or (2) if S&P or Moody’s or both of them are not making ratings publicly available, a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, as the case may be, selected by the Company, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (+ and- for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Ratings Event” means (i) if the notes are rated by one or both of the Rating Agencies as Investment Grade, a decrease in, or withdrawal of, the rating of the notes so that such notes are not rated as Investment Grade by both Rating Agencies or (ii) if the notes are rated below Investment Grade by both Rating Agencies, (x) a decrease of one or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the notes by both Rating Agencies, (y) a decrease of one or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the notes by one Rating Agency and a withdrawal of the rating of the notes by the other Rating Agency, or (z) a withdrawal of the rating of the notes by both Rating Agencies, in each of (i) and (ii), directly as a result of a Change of Control; provided, however, that such decrease or withdrawal occurs on, or within 30 days following, the earlier of (x) the occurrence of a Change of Control or (y) the date of public notice of the occurrence of a Change of Control or of the intention by the Company, or a stockholder of the Company, as applicable, to effect a Change of Control, which period shall be extended so long as the rating of the notes relating to the Change of Control as noted by the Rating Agency is under publicly announced consideration for downgrade by the applicable Rating Agency. Unless both Rating Agencies are providing a rating for the notes on the earlier of (x) the occurrence of a Change of Control or (y) the date of public notice of the occurrence of a Change of Control or of the intention by the Company, or a stockholder of the Company, as applicable, to effect a Change of Control, a Ratings Event will be deemed to have occurred.

“S&P ” means Standard & Poor’s Ratings Group.

“Subsidiary” means any corporation, association or other business entity of which more than 50%, by number of votes, of the Voting Stock is at the time directly or indirectly owned by us.

“Voting Stock” of any specified Person as of any date means the capital stock or other equity interests of such Person of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person; provided that, for the purposes hereof, capital stock or equity interests which carry only the right to vote conditionally on the happening of an event shall not be considered “Voting Stock” whether or not such event shall have happened.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control Repurchase Event will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Repurchase Event, the indenture does not contain provisions that permit the holders of the notes to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of SLM Corporation and its Subsidiaries taken as a whole to another Person or group may be uncertain.

If holders of not less than 90% in aggregate principal amount of the outstanding notes tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us as described above, purchase all of the notes validly tendered and not withdrawn by such holders, we or such third party will have the right, upon at least 15 and not more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a price in cash equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date.

Limitation on Disposition of Voting Stock of Our Significant Subsidiaries

The indenture contains a covenant limiting our ability to dispose of the Voting Stock of a Significant Subsidiary (as defined below). This covenant generally provides that as long as any of the notes are outstanding:

•	neither we nor any of our Subsidiaries will sell, assign, transfer or otherwise dispose of any shares of Voting Stock of a Significant Subsidiary, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of Voting Stock of a Significant Subsidiary, and we will not permit any Significant Subsidiary to issue any shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of a Significant Subsidiary, in each case if, after giving effect to such transaction and to the issuance of the maximum number of shares of Voting Stock of such Significant Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, such Significant Subsidiary would cease to be a “Controlled Subsidiary” (as defined below); and

•	we will not permit any Significant Subsidiary to (1) merge or consolidate with or into any corporation unless the survivor is us or is, or upon consummation of the merger or consolidation will become, a Controlled Subsidiary, or (2) lease, sell or transfer all or substantially all of its properties and assets to any person except to us or a Controlled Subsidiary or a person that upon such lease, sale or transfer will become a Controlled Subsidiary.

A “Controlled Subsidiary” is a Subsidiary of the Company in respect of which at least 80% of the outstanding shares of the Voting Stock of such subsidiary is at the time owned by us, by one or more of our Subsidiaries or by us and one or more of our Controlled Subsidiaries.

A “Significant Subsidiary” is any Subsidiary of the Company that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Voting Stock” of any specified Person as of any date means the capital stock or other equity interests of such Person of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person; provided that, for the purposes hereof, capital stock or equity interests which carry only the right to vote conditionally on the happening of an event shall not be considered “Voting Stock” whether or not such event shall have happened.

The limitations described above do not apply to transactions required by law, rule, regulation or order of any governmental agency or authority. In addition, for the avoidance of doubt, the limitations described in the second bullet point above will not apply to any transfer of loan receivables, on customary terms and in the ordinary course of business, directly or indirectly to our or our subsidiaries’ securitization entities in connection with our or our subsidiaries’ securitization facilities.

Limitation on Creation of Liens

The indenture contains a covenant limiting our ability to create liens on the Voting Stock of a Significant Subsidiary. This covenant generally provides that, as long as any of the notes are outstanding, neither we nor any of our Subsidiaries will create, assume or incur any pledge, encumbrance or lien upon any shares of Voting Stock of a Significant Subsidiary, or upon securities convertible into or options, warrants or rights to subscribe for or purchase, any shares of Voting Stock of a Significant Subsidiary, in each case to secure indebtedness for borrowed money, if, treating such pledge, encumbrance or lien as a transfer of the shares of Voting Stock of such Significant Subsidiary or securities convertible into or options, warrants or rights to subscribe for or purchase shares of Voting Stock of such Significant Subsidiary to the secured party (in each case after giving effect to such transaction and to the issuance of the maximum number of shares of Voting Stock of such Significant Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights), such Significant Subsidiary would cease to be a Controlled Subsidiary, unless the notes are equally and ratably secured with any and all such indebtedness for so long as such indebtedness is so secured.

In addition, for the avoidance of doubt, the limitations described in the preceding paragraph do not apply to the incurrence of any pledge, encumbrance or lien upon loan receivables, on customary terms and in the ordinary course of business, in connection with our or our subsidiaries’ securitization financing facilities.

Events of Default

In addition to the events of default described under “Description of Debt Securities” in the accompanying prospectus, each of the following is an “Event of Default” with respect to the notes:

•	a default on any indebtedness of ours or any Significant Subsidiary for borrowed money, which default results in the acceleration of such indebtedness by its terms (if such indebtedness has not already matured in accordance with its terms) if the aggregate principal amount of such indebtedness exceeds $75 million and such indebtedness has not been discharged or the acceleration is not rescinded or annulled within 15 days after written notice from the trustee or holders of at least 25% of the outstanding principal amount of the notes as provided in the indenture; provided that this event of default will be remedied, cured or waived without further action upon the part of either the trustee or any of the holders if any default giving rise to the acceleration of such other indebtedness is remedied, cured or waived; and

•	specified events relating to the bankruptcy, insolvency, reorganization or receivership of a Significant Subsidiary.

Book-Entry System

Unless otherwise indicated in the prospectus supplement, DTC, which we refer to along with its successors in this capacity as the “depositary,” will act as securities depositary for the notes. Unless otherwise indicated in the prospectus supplement, the notes will be issued as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the notes, will be issued with respect to the notes and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global security certificates.

Investors may elect to hold interests in the global notes through either DTC in the United States or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear System”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear System’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the respective depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for the Euroclear System (in such capacities, the “U.S. Depositaries”).

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

The Euroclear System advises that it was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear System.

We will issue the notes in definitive certificated form in exchange for global securities if:

•	the depositary notifies us that it is unwilling or unable to continue as depositary with respect to the notes or the depositary ceases to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed by us within 90 days of such notice or of our becoming aware of such failure to be registered;

•	we determine at any time that the notes will no longer be represented by global security certificates (in which case we will inform the depositary of such determination and who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates representing such series of debt securities); or

•	any event shall have occurred and be continuing which, after notice or lapse of time, or both, would constitute an event of default with respect to the notes, and such exchange is so requested by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under the notes.

Any global debt security, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for note certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all notes represented by these certificates for all purposes under the notes and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the notes represented by these global security certificates registered in their names; and

•	will not be considered to be owners or holders of the global security certificates or notes represented by these certificates for any purpose under the notes or the indenture.

All payments on the notes represented by the global security certificates and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of the notes.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary, its book-entry system, Clearstream, Luxembourg and the Euroclear System has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Unless otherwise indicated in the prospectus supplement, initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in notes settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following are the material U.S. federal income tax consequences to a “U.S. Holder” (as defined below) of owning and disposing of notes purchased in this offering at the “issue price,” which is the first price at which a substantial amount of the notes is sold to the public, and held as capital assets for U.S. federal income tax purposes.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, as well as differing tax consequences that may apply if you are, for instance:

•	a financial institution;

•	a regulated investment company;

•	a dealer or trader in securities that uses a mark-to-market method of accounting;
•	holding notes as part of a “straddle” or integrated transaction;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a tax-exempt entity; or

•	a partnership for U.S. federal income tax purposes.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

This summary is based on the Internal Revenue Code of 1986, as amended, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This summary does not address any aspect of state, local or non-U.S. taxation, or any taxes other than income taxes. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

This section applies to you if you are a U.S. Holder. You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a note and are:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Certain Additional Payments

We will be required to make payments of additional amounts if we repurchase all or a portion of the notes upon the occurrence of a “Change of Control Repurchase Event,” as described under “Description of Notes—Repurchase at the Option of Holders—Change of Control Repurchase Event.” We intend to take the position that the possibility of such payments does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Our position is not binding on the Internal Revenue Service (“IRS”). If the IRS takes a contrary position, you may be required to accrue interest income based upon a “comparable yield” (as defined in the Treasury Regulations) determined at the time of issuance of the notes, with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale, exchange, retirement or other taxable disposition of the notes would be treated as interest income rather than as capital gain. You should consult your tax adviser regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Payments of Interest

Stated interest on a note will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the Notes

Upon the sale or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your adjusted tax basis in the note. Your adjusted tax basis in a note will equal the cost of your note. For these purposes, the amount realized does not include any amount attributable to accrued interest, which is treated as described under “Payments of Interest” above.

Gain or loss realized on the sale or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition the note has been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a Non-U.S. Holder. You are a Non-U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or if you are a former citizen or former resident of the United States, in either of which cases you should consult your tax adviser regarding the U.S. federal income tax consequences of owning or disposing of a note.

Payments on the Notes

Subject to the discussion below under “FATCA Withholding,” payments of principal and interest on the notes by us or any paying agent to you will not be subject to U.S. federal income or withholding tax, provided that, in the case of interest,

•	you do not own, actually or constructively, ten percent or more of the total combined voting power of all classes of stock of the Company entitled to vote;

•	you are not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership;

•	you certify on a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, under penalties of perjury, that you are not a United States person; and

•	it is not effectively connected with your conduct of a trade or business in the United States as described below.

If you cannot satisfy one of the first three requirements described above and interest on the notes is not exempt from withholding because it is effectively connected with your conduct of a trade or business in the United States as described below, payments of interest on the notes will be subject to withholding tax at a rate of 30%, or a lower rate specified by an applicable treaty.

Sale or Other Taxable Disposition of the Notes

You generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, redemption or other taxable disposition of notes, unless the gain is effectively connected with your conduct of a trade or business in the United States as described below, although any amounts attributable to accrued interest will be treated as described above under “Payments on the Notes.”

Effectively Connected Income

If interest or gain on a note is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by you), you will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above). In this case, you will be exempt from the withholding tax on interest discussed above, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Backup Withholding and Information Reporting

If you are a U.S. Holder, information returns are required to be filed with the IRS in connection with payments on the notes and proceeds received from a sale or other disposition of the notes unless you are an exempt recipient. You may also be subject to backup withholding on these payments in respect of your notes unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or you provide proof of an applicable exemption.

If you are Non-U.S. Holder, information returns are required to be filed with the IRS in connection with payments of interest on the notes. Unless you comply with certification procedures to establish that you are not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of a note. You may be subject to backup withholding on payments on the notes or on the proceeds from a sale or other disposition of the notes unless you comply with certification procedures to establish that you are not a United States person or otherwise establish an exemption. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding

Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of interest on the notes and (for dispositions after December 31, 2018) of proceeds of sales or redemptions of the notes to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). If FATCA withholding is so required, the Company will not be required to pay any additional amounts with respect to any amounts withheld. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in the notes.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, have severally agreed to purchase, and SLM Corporation has agreed to sell to them, severally, the principal amount of notes indicated below:

Name	Principal Amount of Notes
J.P. Morgan Securities LLC	$
RBC Capital Markets, LLC

Total	$

J.P. Morgan Securities LLC and RBC Capital Markets, LLC are the joint book-running managers of this offering.

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement and the accompanying prospectus if any such notes are taken. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or this offering may be terminated.

The underwriters initially propose to offer the notes directly to the public at the public offering price listed on the cover page of this prospectus supplement and may offer the notes to certain dealers at a price that represents a concession not in excess of     % of the principal amount of the notes. Any underwriter may allow, and such dealers may reallow, a concession not in excess of     % of the principal amount of the notes to other underwriters or to certain dealers. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriters. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the per note and total underwriting discounts and commissions to be paid to the underwriters.

Underwriting Discounts and Commissions
Per Note		%
Total	$

The estimated offering expenses are approximately $        , which includes legal, accounting and printing costs and various other fees associated with this offering. All offering expenses will be payable by us.

A prospectus supplement and accompanying prospectus in electronic format may be made available on web sites maintained by one or more underwriters. The underwriters may agree to allocate notes to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the joint book-running managers to underwriters that may make Internet distributions on the same basis as other allocations.

The notes constitute a new issue of securities, for which there is no existing market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the notes will develop, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops in the notes, you may be unable to resell your notes at any price or at their fair market value.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters or their respective affiliates have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement or the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The notes may be sold in Canada only to purchasers resident or located in the Provinces of Ontario, Québec, Alberta and British Columbia, purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) was implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus supplement and the accompanying prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus supplement and the accompanying prospectus may be made to the public in that Relevant Member State at any time:

•	to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

•	in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus supplement and the accompanying prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression “EU Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State.

Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, the Company or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

United Kingdom

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the notes has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

(i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) a person associated with the Company under section 708(12) of the Corporations Act; or

(iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)	you warrant and agree that you will not offer any of the notes for resale in Australia within 12 months of the notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Brazil

The offer of securities described in this prospectus supplement and the accompanying prospectus will not be carried out by any means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, and under CVM Rule (Instrução) No. 400, of December 29, 2003, as amended. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Mobiliários in Brazil. Any representation to the contrary is untruthful and unlawful. Any public offering or distribution, as defined under Brazilian laws and regulations, of the interests in Brazil is not legal without such prior registration. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil, as the offering of the securities is not a public offering of securities in Brazil, nor may they be used in connection with any offer for sale of the securities to the public in Brazil. This prospectus supplement and the accompanying prospectus is addressed to you personally, upon your request and for your sole benefit, and is not to be transmitted to anyone else, to be relied upon by anyone else or for any other purpose either quoted or referred to in any other public or private document or to be filed with anyone without our prior, express and written consent.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement or the accompanying prospectus you should consult an authorized financial advisor.

Hong Kong

The notes may not be offered or sold by means of any document other than: (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Korea

For institutional investors only. The notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea and none of the notes may be offered or sold, directly or indirectly, in Korea or to any resident of Korea, or to any persons for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and rules and regulations promulgated thereunder), except as otherwise permitted under applicable laws and regulations.

Malaysia

No approval from the Securities Commission of Malaysia is or will be obtained, nor will any prospectus be filed or registered with the Securities Commission of Malaysia, for the offering of the notes in Malaysia. This prospectus supplement and the accompanying prospectus do not constitute and are not intended to constitute an invitation or offer for subscription or purchase of the notes, nor may this prospectus supplement, the accompanying prospectus or any other offering material or document relating to the notes be published or distributed, directly or indirectly, to any person in Malaysia unless such invitation or offer falls within (a) Schedule 5 to the Capital Markets and Services Act 2007 (“CMSA”), (b) Schedule 6 or 7 to the CMSA as an “excluded offer or excluded invitation” or “excluded issue” within the meaning of section 229 and 230 of the CMSA and (c) Schedule 8 so the trust deed requirements in the CMSA are not applicable. No offer or invitation in respect of the notes may be made in Malaysia except as an offer or invitation falling under Schedule 5, 6 or 7 and 8 to the CMSA.

People’s Republic of China

This prospectus supplement and the accompanying prospectus may not be circulated or distributed in the People’s Republic of China (“PRC”) and the notes may not be offered or sold, and will not be offered or sold, directly or indirectly, to any resident of the PRC or to persons for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Qatar

This prospectus supplement and the accompanying prospectus have not been filed with or reviewed or approved by, the Qatar Central Bank, any other relevant Qatar governmental body or securities exchange, nor any foreign governmental body or securities exchange. This prospectus supplement and the accompanying prospectus are being issued to a limited number of sophisticated investors and should not be provided to any person other than the original recipient. It is not for general circulation in the State of Qatar and should not be reproduced or used for any other purpose.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, (b) where no consideration is given for the transfer or (c) by operation of law.

United Arab Emirates

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED ARAB EMIRATES (EXCLUDING THE DUBAI INTERNATIONAL FINANCIAL CENTRE)

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (“U.A.E.”) other than in compliance with the laws of the U.A.E. Prospective investors in the Dubai International Financial Centre should have regard to the specific notice to prospective investors in the Dubai International Financial Centre set out above. The information contained in this prospectus supplement and the accompanying prospectus does not constitute a public offer of notes in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority, or DFSA. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial adviser. This prospectus supplement and the accompanying prospectus are provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

Relationships with Underwriters

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and our affiliates for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) of ours and/or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us or our affiliates, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us or our affiliates consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. The underwriters are being represented in connection with this offering by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

The consolidated financial statements of SLM Corporation as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 24, 2016; and

•	our Current Reports on Form 8-K filed with the SEC on March 28, 2017 (two reports).

We also incorporate by reference in this prospectus supplement any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we sell all the securities that may be offered by this prospectus supplement; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any exhibit furnished under Item 9.01(c) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K.

You may request a copy of these filings at no cost, by writing or telephoning the office of Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713, (302) 451-0200.

We have filed with the SEC a registration statement on Form S-3. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits that are part of the registration statement. For further information with respect to us and the notes, reference is made to the registration statement, including the prospectus contained therein, and exhibits thereto. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. We are subject to the information and periodic reporting requirements of the Exchange Act and file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference rooms and the website of the SEC referred to above.

Neither we nor any of the underwriters is making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

PROSPECTUS

SLM CORPORATION

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

This prospectus provides you with a general description of the securities we may offer. We may offer and sell, from time to time, in one or more offerings, debt securities, common stock, preferred stock, warrants or units. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and the applicable supplement, as well as the documents incorporated by reference in this prospectus and in any applicable prospectus supplement, carefully before you invest.

We may issue common stock upon conversion, exercise or exchange of any debt securities, preferred stock or warrants. Our common stock is listed on NASDAQ under the symbol “SLM.”

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 16 of our annual report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein.

Obligations of SLM Corporation and its subsidiaries are not guaranteed by the full faith and credit of the United States of America. Neither SLM Corporation nor any of its subsidiaries is a government-sponsored enterprise or an instrumentality of the United States of America.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. We may also issue common stock upon conversion, exchange or exercise of any of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read and carefully consider the information in this prospectus, any prospectus supplement and any free writing prospectus together with the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since any such date.

The terms “we,” “us,” “our,” “Sallie Mae” and the “Company” refer to SLM Corporation and its subsidiaries, except as otherwise indicated or unless the context otherwise requires.

FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference herein, contains “forward-looking” statements and information based on management’s current expectations as of the date of this prospectus. Statements that are not historical facts, including statements about our beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A “Risk Factors” and elsewhere our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”); increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; changes in accounting standards and the impact of related changes in significant accounting estimates; any adverse outcomes in any significant litigation to which we are a party; credit risk associated with our exposure to third parties, including counterparties to our derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; failures to successfully implement cost-cutting and restructuring initiatives and adverse effects of such initiatives on our business; risks associated with restructuring initiatives; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; increased competition from banks and other consumer lenders;

the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayment on the loans that we make; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this prospectus are qualified by these cautionary statements and are made only as of the date of this prospectus. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus and in the applicable prospectus supplement and those incorporated by reference into this prospectus, including those risks discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, and subsequent reports and registration statements filed from time to time with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 26, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on April 22, 2015;

•	our Current Reports on Form 8-K, filed with the SEC on March 30, 2015 and May 7, 2015;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2015;

•	the description of our 6.97% Cumulative Redeemable Preferred Stock, Series A in our Form 8-A, filed with the SEC on November 10, 1999;

•	the description of our Floating Rate Non-Cumulative Preferred Stock, Series B in our Form 8-A, filed with the SEC on June 9, 2005; and

•	future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning the office of Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713, (302) 451-0200.

SLM CORPORATION

SLM Corporation, more commonly known as Sallie Mae, is the nation’s leading saving, planning and paying for education company. For 40 years, we have made a difference in students’ and families’ lives, helping more than 31 million Americans pay for college. We recognize there is no single way to achieve this task, so we provide a range of products to help families whether college is a long way off or right around the corner. We promote responsible financial habits that help our customers dream, invest and succeed.

Our primary business is to originate and service Private Education Loans we make to students and their families. We use “Private Education Loans” to mean education loans to students or their families that are not issued, insured or guaranteed by any state or federal government. We also operate a consumer savings network that provides financial rewards on everyday purchases to help families save for college.

We were formed in 1972 as the Student Loan Marketing Association, a federally chartered government sponsored enterprise (“GSE”), with the goal of furthering access to higher education by providing liquidity to the education loan marketplace. On December 29, 2004, we terminated the federal charter, incorporated SLM Corporation as a Delaware corporation, and subsequently dissolved the GSE.

On April 30, 2014, we completed our plan to legally separate (“the Spin-Off”) into two distinct publicly traded entities—an education loan management, servicing and asset recovery business, Navient Corporation (“Navient”), and a consumer banking business, SLM Corporation.

Our principal executive offices are located at 300 Continental Drive, Newark, Delaware 19713, and our telephone number is (302) 451-0200. We maintain a website at www.salliemae.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The prospectus supplement applicable to each sale of securities we offer pursuant to this prospectus may contain a discussion of additional risks applicable to an investment in us and the securities we are offering under that prospectus supplement. Our business, financial condition, liquidity, results of operations or prospects could be materially adversely affected by any of these risks and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement accompanying this prospectus or any applicable free writing prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, loan originations, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends for the periods indicated.

	3 Months Ended March 31,	Years Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges(1)(2)	3.54	4.39	5.57	5.04	1.81	—
Ratio of earnings to fixed charges and preferred stock dividends(1)(2)	3.07	3.88	5.57	5.04	1.81	—

(1)	For purposes of computing these ratios, earnings represent income (loss) before income tax expense plus fixed charges. Fixed charges represent interest expensed and capitalized plus one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases.
(2)	Due to a pre-tax loss from operations of $122,669,000 for the year ended December 31, 2010, the ratio coverage was less than 1:1. We would have needed to generate $122,669,000 of additional earnings in the year ended December 31, 2010 for the ratio coverage to equal 1:1.

SECURITIES WE MAY OFFER

This section describes the general terms and provisions of the securities to which this prospectus and any prospectus supplement relates.

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities, which we may issue in one or more series;

•	preferred stock, which we may issue in one or more series;

•	common stock;

•	warrants entitling the holders to purchase common stock, preferred stock or debt securities;

•	warrants or other rights relating to foreign currency exchange rates;

•	warrants for the purchase or sale of debt securities of, or guaranteed by, the United States government or its agencies, units of a stock index or a stock basket or a commodity or a unit of a commodity index; or

•	units, each representing a combination of two or more of the foregoing securities.

We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them.

ADDITIONAL INFORMATION

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. Each prospectus supplement will include the following information:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters or agents, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters or agents;

•	information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any material United States federal income tax considerations that apply to the securities; and

•	any other material information about the offering and sale of the securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our Restated Certificate of Incorporation, dated February 25, 2015 (the “Certificate of Incorporation”), our Amended and Restated By-Laws, effective September 25, 2014 (the “Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

General

The total number of shares of stock which the Company shall have authority to issue is 1,145,000,000 shares of capital stock, consisting of (i) 1,125,000,000 shares of common stock, par value $.20 per share (the “Common Stock”), and (ii) 20,000,000 shares of preferred stock, par value $.20 per share (the “Preferred Stock”). As of March 31, 2015, 425,180,591 shares of our common stock, 3.3 million shares of our 6.970% Cumulative Redeemable Preferred Stock, Series A (the “Series A preferred stock”) and 4.0 million shares of our Floating Rate Non-Cumulative Preferred Stock, Series B (the “Series B preferred stock”) were outstanding.

Common Stock

Voting rights. Except as otherwise expressly required by law or provided in the Certificate of Incorporation, and subject to any voting rights provided to holders of preferred stock at any time outstanding, at each annual or special meeting of stockholders, each holder of record of shares of common stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the common stock standing in such holder’s name on the stock transfer records of the Company.

Dividend rights. Subject to the rights of the holders of preferred stock, and subject to any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of shares of common stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the board of directors from time to time out of assets or funds of the Company legally available therefor.

Rights upon liquidation, dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Company, the holders of shares of common stock shall be entitled to receive the assets and funds of the Company available for distribution after payments to creditors and to the holders of any preferred stock of the Company that may at the time be outstanding, in proportion to the number of shares held by them.

Other rights. No holder of shares of common stock shall be entitled to preemptive or subscription rights.

We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement and any general terms outlined in the Certificate of Incorporation and Bylaws, each as may be amended from time to time, that will not apply to that common stock.

Preferred Stock

We may issue preferred stock in one or more series with any rights and preferences that may be authorized by our board of directors. Our currently outstanding Series A preferred stock is described in our registration statement on Form 8-A, which we filed with the SEC on November 10, 1999. Our currently outstanding Series B preferred stock is described in our registration statement on Form 8-A, which we filed with the SEC on June 9, 2005. Each of these registration statements are incorporated by reference into this prospectus.

We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series of preferred stock;

•	any limit upon the number of shares of the series of preferred stock that may be issued;

•	the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

•	the date or dates, if any, on which we will be required or permitted to redeem the preferred stock;

•	the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

•	the voting rights, if any, of the holders of the preferred stock;

•	the dividends, if any, that will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends, and may be cumulative or non-cumulative;

•	the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

•	any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock, or a purchase fund to be used to purchase preferred stock; and

•	any other material terms of the preferred stock.

Any or all of these rights may be greater than the rights of the holders of common stock.

Our board of directors, without stockholder approval, may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common stock. The terms of the preferred stock that might be issued could conceivably prohibit us from:

•	consummating a merger;

•	reorganizing;

•	selling substantially all of our assets;

•	liquidating; or

•	engaging in other extraordinary corporate transactions without stockholder approval.

Preferred stock could, therefore, be issued with terms calculated to delay, defer or prevent a change in our control or to make it more difficult to remove our management. Our issuance of preferred stock may have the effect of decreasing the market price of the common stock.

Election and Removal of Directors

Our Certificate of Incorporation provides that the number of directors of the Company shall be not less than eleven (11) and no more than sixteen (16). Subject to the provisions of the Certificate of Incorporation, the number of directors of the Company shall be fixed from time to time by a majority vote of the directors then in office. The board of directors shall consist of a majority of independent directors, as determined under the Company’s corporate governance guidelines or any applicable exchange listing rules.

Directors may be removed with or without cause by a vote of the holders of shares entitled to vote at an election of directors at a duly called meeting of such holders, provided that no director shall be removed for cause except by the affirmative vote of not less than a majority of the voting power of the shares then entitled to vote at an election of directors, and provided further that if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors. The foregoing is subject to the rights of the holders of any series of preferred stock.

Any vacancy on the board of directors may be filled by the affirmative vote of a majority of directors then in office, but any vacancy filled in such manner shall be filled only until the next annual meeting of stockholders.

Written Consents

Our Certificate of Incorporation provides that any action required to be, or which may be, taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and delivered by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Stockholder Meetings

Our Certificate of Incorporation and our Bylaws provide that special stockholder meetings may be called at the request in writing of the holders of at least one-third of our capital stock issued and outstanding and entitled to vote at an election of directors.

Amendment of Certificate of Incorporation

Our Certificate of Incorporation provides that any action by the board of directors to amend our Certificate of Incorporation shall be approved by the affirmative vote of not less than a majority of the voting power of the shares of capital stock of the Company then entitled to vote at an election of directors. The Company reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders in the Certificate of Incorporation are granted subject to this reservation.

Amendment of Bylaws

Our Bylaws may generally be amended by the stockholders or the board of directors, provided, however, that notice of such amendment is provided before the date on which the meeting of stockholders at which such amendment shall become effective or be voted on. All such amendments must be approved by either the holders of a majority of our outstanding capital stock entitled to vote thereon or a majority of the entire board of directors.

Other Limitations on Stockholder Actions

Our Bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose any repeal or change in our Bylaws; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

Under the procedural requirements of our Bylaws, to be properly brought before an annual meeting, director nominations and other business must be:

•	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof);

•	properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof); or

•	brought before the annual meeting by any stockholder who is a stockholder of record on the date of the giving of the notice provided for in the Bylaws and on the record date for the determination of stockholders entitled to vote at such annual meeting and who complies with the procedures set forth in the Bylaws.

To be properly brought before an annual meeting, any such other business also must be a proper subject for action by stockholders, provided that the law of Delaware shall govern whether such business is a proper subject for action by stockholders.

To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the sixtieth (60th) day prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received no earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and no later than the close of business on the later of (i) the sixtieth (60th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which the date of such annual meeting was publicly announced.

Limitation of Liability of Directors and Officers

Our Certificate of Incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director derived an improper personal benefit.

Any repeal or modification of the indemnification provision by our stockholders shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

We will indemnify any officer or director of the Company, subject to the applicable provisions of our Certificate of Incorporation and Bylaws, against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified as described in this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending the indemnification provision will not reduce our indemnification obligations relating to actions taken before an amendment.

Forum Selection

Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the applicable provisions of the Bylaws.

Delaware Business Combination Statute

We have opted out of Section 203 of the Delaware General Corporation Law.

Listing

Our common stock is listed on the NASDAQ Global Select Market.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

General

The following description of the terms of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued in one or more series under the indenture (as amended and supplemented from time to time, the “indenture”), dated as of June 17, 2015, between us and Deutsche Bank National Trust Company, as trustee (the “trustee”). The indenture is subject to any amendments or supplements we may enter into from time to time which are permitted under the indenture. We will file any amendments or supplements to the indenture as exhibits to a Current Report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part. The statements herein relating to the debt securities and the indenture are summaries and are subject to the detailed provisions of the indenture. The descriptions below do not restate the indenture and do not contain all the information you may find useful. We urge you to read the indenture because it, and not the summary below, defines your rights as a holder of our debt securities. If you would like to read the indenture, it is on file with the SEC, as described under “Where You Can Find More Information.” Whenever we refer to particular sections or defined terms in an indenture, those sections and definitions are incorporated by reference. The indenture is subject to and governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

As used in this description of debt securities, “we,” “our,” “us,” “Sallie Mae” and the “Company” refer to SLM Corporation and not to any of our subsidiaries.

We will describe in the applicable prospectus supplement the terms of the series of debt securities that we may offer and the supplemental indenture relating to such series of debt securities. These terms will include the following:

•	the designation and the aggregate principal amount of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series which may be issued;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•	the rate or rates, or the method of determination thereof, at which the debt securities of the series shall bear interest, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of holders to whom interest is payable;

•	the currency of the debt securities of the series and the currency in which payments on the debt securities of the series are payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

•	our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price at which or process by which and the period or periods within which and the terms and conditions upon which debt securities of the series would be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the denominations in which debt securities of the series shall be issuable;

•	any events of default, if different from the existing events of default under the indenture, and whether such additional or modified events of default are subject to covenant defeasance;

•	the trustee, if different from the existing trustee under the indenture;

•	any addition to, or modification of, any covenants with respect to the debt securities of any series, and whether any such additional or modified covenant is subject to covenant defeasance; and

•	any other terms of the series, which terms shall not be inconsistent with the provisions of the indenture.

Unless otherwise specified in the prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months.

When we use the term “business day,” we mean any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York.

Unless otherwise specified in the applicable prospectus supplement, each series of the debt securities will be issued in the form of one or more fully registered debt securities registered in the name of the nominee of The Depository Trust Company (“DTC”) and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Forms of Securities” below.

The indenture does not limit the aggregate amount of debt securities that we may issue. We may issue debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. The indenture does not limit our ability to incur senior debt, subordinated or secured debt, or our ability, or that of any of our existing or future subsidiaries, to incur other indebtedness and other liabilities or issue preferred stock.

We may, from time to time, without the consent of the holders of debt securities of a particular series, reopen such series of debt securities and issue additional debt securities of such series having the same ranking and the same interest rate, maturity and other terms as the debt securities of such series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional debt securities, together with the debt securities of such series initially offered by this prospectus and the applicable prospectus supplement, will constitute a single series of debt securities under the indenture; provided that if the additional debt securities are not fungible for U.S. federal income tax purposes with the debt securities of such series initially offered by this prospectus and the applicable prospectus supplement, the additional debt securities will be issued under a separate CUSIP number. No such additional debt securities may be issued if an event of default has occurred and is continuing with respect to the series of debt securities of which such additional debt securities would be a part.

The trustee will initially be the registrar and paying agent for the debt securities. We will maintain an office in the Borough of Manhattan, the City of New York where we will pay the principal and premium, if any, on the debt securities and within or outside the Borough of Manhattan, the City of New York where you may present the debt securities for registration of transfer and exchange. We have designated (a) for debt securities transfer purposes and for purposes of presentment and surrender of any debt securities for final distribution, the office of the trustee located at DB Services Americas, Inc. MS JCK01-0218, 5022 Gate Parkway, Jacksonville, FL 32256, Attention: Shareholder Services, and (b) for all other purposes, the office of the trustee located at Deutsche Bank National Trust Company c/o Deutsche Bank Trust Company Americas, 60 Wall Street, 16th floor, mail stop: NYC60-1625, New York, New York 10005.

Ranking

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to such series of debt securities.

We are a holding company and conduct substantially all of our operations through subsidiaries. However, the debt securities will be obligations exclusively of SLM Corporation and will not be guaranteed by any of our subsidiaries. As a result, the debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, as well as the indebtedness and other liabilities of our securitization entities, which means that creditors of our subsidiaries and our securitization entities will be paid from their assets before holders of the debt securities would have any claims to those assets.

As a holding company, we depend on the ability of our subsidiaries to transfer funds to us to meet our obligations, including our obligations to pay interest on the debt securities. Our subsidiaries have no obligation to pay any amounts due on the debt securities.

Certain Covenants

Set forth below are summaries of certain covenants in the indenture that apply to us, unless otherwise provided in any prospectus supplement. However, the indenture does not significantly limit our operations. In particular, the indenture does not:

•	limit the amount of dividends that we can pay;

•	limit the amount of debt securities that we can issue from time to time;

•	limit the number of series of debt securities that we can issue from time to time;

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue; or

•	contain any covenant or other provision that is specifically intended to afford any holder of debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

Reports

We will be required to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the Annual Reports and the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Annual Reports, information, documents and reports that are filed by us with the SEC via the EDGAR system or any successor electronic delivery procedure will be deemed to be filed with the trustee at the time such documents are filed via the EDGAR system or such successor procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Consolidation, Merger and Sale of Assets

We have agreed in the indenture that we will not, in a single transaction or through a series of related transactions, (i) merge or consolidate with any other person, or (ii) sell, convey, transfer or otherwise dispose of all or substantially all of our assets to any person (other than a subsidiary), in each case unless:

•

either (a) we are the continuing person or (b) if we are not the continuing person, then the successor person formed by such consolidation or into which we are merged or the person to which substantially all of our assets are so transferred or otherwise disposed shall be a corporation or limited liability company organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and this successor person expressly assumes all of our obligations under the indenture and the debt securities; provided that, in the event that such successor person is not a corporation, another person that is a corporation shall expressly assume, as co-obligor with such successor person, all of our obligations under the indenture and the debt securities;

•	immediately after giving effect to such merger or consolidation, or such sale, conveyance, transfer or other disposition, no default or event of default has occurred and is continuing under the indenture; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such merger, consolidation, sale, conveyance, transfer or other disposition and supplemental indenture (if any) comply with the indenture.

In the event of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor person, such successor person shall succeed to and be substituted for us, with the same effect as if it had been named in the indenture as us and we shall be relieved of any further obligations under the indenture and under the debt securities and the predecessor company may be dissolved, wound up and liquidated at any time thereafter.

For the avoidance of doubt, without limiting the foregoing, the limitations described in this section will not apply to any transfer of loan receivables, on customary terms and in the ordinary course of business, directly or indirectly to our securitization entities in connection with our securitization facilities.

Events of Default

Unless otherwise provided in any related prospectus supplement, any of the following events will constitute an event of default under the indenture with respect to any debt securities:

•	default in the payment of any installment of interest on such series of debt securities when due and payable, and the continuance of such default for 30 days;

•	default in the payment of the principal of, or premium, if any, on such series of debt securities when due and payable (whether at maturity or upon acceleration, redemption, required repurchase or otherwise);

•	failure to observe or perform any other covenants or agreements in the indenture in respect of the debt securities of such series, which failure continues for 60 days after written notice, requiring us to remedy the same, from the trustee or holders of at least 25% of the outstanding principal amount of such series of debt securities as provided in the indenture;

•	specified events relating to our bankruptcy, insolvency, reorganization or receivership; and

•	any other events of default set forth in the related prospectus supplement.

Remedies

If an event of default arising from specified events of our bankruptcy, insolvency, reorganization or receivership occurs, the principal amount of all outstanding debt securities will become due and payable immediately, without further action or notice on the part of the holders of the debt securities or the trustee. If any other event of default with respect to a series of debt securities occurs, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of such series may declare the principal amount of the debt securities of such series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration, the principal amount of such series of debt securities will become immediately due and payable. However, at any time after a declaration has been made or such series of debt securities have otherwise become due and payable, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of such series may, subject to conditions specified in the indenture, rescind and annul that declaration or acceleration and its consequences.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at your request, order or direction, unless you have offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee and otherwise in accordance with the conditions specified in the indenture, the holders of a majority in principal amount of outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for and remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of such series.

Notice of Default

The trustee will, within 90 days after the occurrence of a default with respect to a series of debt securities, mail to the holders of such debt securities notice of such default relating to such series of debt securities, unless such default has been cured or waived. However, the Trust Indenture Act and the indenture currently permit the trustee to withhold notices of defaults (except for certain payment defaults) if the trustee in good faith determines the withholding of such notices to be in the interests of the holders.

We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in the indenture.

Legal Proceedings and Enforcement of Right of Payment

You will not have any right to institute any proceeding under or with respect to the indenture or for any remedy under the indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to the debt securities. In addition, the holders of at least 25% in principal amount of the outstanding debt securities of a series must have made written request, and offered reasonable indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute right to receive payment of the principal of, premium, if any, and interest on that debt security at the place, time, rates and in the currency expressed in the indenture and the debt security and to institute a suit for the enforcement of that payment.

Modification of Indenture

We may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture with respect to one or more series of debt securities with the consent of holders of not less than a majority in aggregate principal amount of the debt securities of all such series affected by such modification or amendment, voting as a single class. However, the consent of each holder affected is required for any amendment:

•	to change the stated maturity of principal of, or any installment of principal of or interest on, any debt security;

•	to reduce the rate of or extend the time for payment of interest, if any, on any debt security or to alter the manner of calculation of interest payable on any debt security;

•	to reduce the principal amount or premium, if any, on any debt security;

•	to make the principal of, premium, if any, or interest on any debt security payable in a different currency;

•	to reduce the percentage in principal amount of any series of debt securities, the holders of which are required to consent to any supplemental indenture or to any waiver of any past default or event of default;

•	to change any place of payment where the debt securities or interest thereon is payable;

•	to modify the interest rate reset provision of any debt security;

•	to impair the right of any holder of the debt securities to (i) receive payment of the principal of, or premium, if any, or interest on any debt securities on or after the respective due dates for such principal or interest, or (ii) institute suit for the enforcement of any such payment;

•	to reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity thereof, or adversely affect the right of repayment, if any, at the option of the holder, or to extend the time for, or reduce the amount of, any payment to any sinking fund or analogous obligation relating to any debt security; or

•	to modify provisions of the indenture relating to waiver of defaults or amendment of the indenture, except to increase the percentage in principal amount of debt securities whose holders must consent to an amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

Notwithstanding the foregoing, holders of the debt securities of any series shall vote as a separate class with respect to modifications or amendments that affect only the debt securities of such series, and the holders of other series of debt securities shall not have any voting rights with respect to such matters as they relate to the debt securities of such series.

In addition, we and the trustee with respect to the indenture may enter into supplemental indentures without the consent of the holders of the debt securities of any series for one or more of the following purposes:

•	to evidence that another corporation or limited liability company has become our successor and/or to add a co-obligor under the provisions of the indenture relating to mergers, consolidations, sales, conveyances, transfers or other dispositions of assets described under “Certain Covenants—Consolidation, Merger and Sale of Assets” above, and that the successor assumes our covenants, agreements and obligations in the indenture and in the debt securities;

•	to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of the debt securities as our board of directors and the trustee shall consider to be for the protection of the holders of such debt securities, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

•	to establish the forms or terms of debt securities of any series;

•	to cure any ambiguity, to correct or supplement any provisions that may be defective or inconsistent with any other provision or to create such other provisions in regard to matters or questions arising under the indenture or any supplemental indenture thereto that do not, or otherwise amend or supplement the indenture or any supplemental indenture thereto in a manner that does not, adversely affect the interests of the holders of such series of debt securities in any material respect; provided that any amendment made solely to conform the provisions of the indenture to the description of the debt securities contained in this prospectus, any related prospectus supplements or other offering document pursuant to which the debt securities were sold will not be deemed to adversely affect the interests of the holders of the debt securities;

•	to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•	to conform the text of the indenture, any supplemental indenture, or the terms of any series of debt securities to this “Description of Debt Securities” or the “Description of Notes” in any related prospectus supplement;

•	to provide for the issuance of additional debt securities of any series;

•	to provide for the exchange of any debt securities in global form represented by one or more global certificates for debt securities of the same series issued under the indenture in definitive certificated form in the circumstances permitted by the terms of the indenture and such debt securities, and to make all appropriate changes to the indenture for such purpose;

•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall not apply to, or modify the rights of any holder of, any debt security of any series created prior to the execution of such supplemental indenture or (ii) shall become effective only when no debt securities of any series created prior to the execution of such supplemental indenture are outstanding;

•	to add guarantees with respect to any series of debt securities or to secure any series of debt securities; and

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities.

Defeasance of Indenture

We have the right to (i) terminate all of our obligations with respect to a series of debt securities under the covenants described above under “—Certain Covenants” and under such other covenants for such series as may be established in the future in accordance with the terms of the indenture and (ii) provide that the events described in the third bullet under “—Events of Default” (as it relates to any covenants referred to in the preceding part of this sentence) and any other event of default expressed to be subject to covenant defeasance under the indenture shall no longer constitute events of default under the indenture with respect to such series of debt securities, once we:

•	irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of such series, money in an amount sufficient, U.S. government obligations (including both direct obligations of the United States backed by the full faith and credit of the United States or any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States) the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, without consideration of any reinvestment of interest, to pay principal of, premium, if any, and interest, if any, on the debt securities of such series to their maturity or redemption, as the case may be; and

•	comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that you will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In the event of covenant defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.

In addition, we have the right at any time to terminate all of our obligations under the indenture with respect to any series of debt securities, other than (i) your right to receive, solely from the trust fund described below, payments of principal of, and interest on, such series of debt securities when due and (ii) certain obligations relating to the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, lost or stolen debt securities, to maintain a registrar and paying agent in respect of the debt securities, and to pay compensation to, and expenses of, the trustee, and with respect to the resignation or removal of the trustee, once we:

•	irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of such series, money in an amount sufficient, U.S. government obligations (including both direct obligations of the United States backed by the full faith and credit of the United States or any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States) the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, without consideration of any reinvestment of interest, to pay principal of, premium, if any, and interest, if any, on the debt securities of such series to their maturity or redemption, as the case may be; and

•	comply with certain other conditions, including delivery to the trustee of either (i) a ruling received from the Internal Revenue Service to the effect that you will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (ii) an opinion of counsel, based upon a change in law after the date of the indenture, to the same effect as the ruling described in clause (i).

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.

Foreign Currencies

If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement.

Satisfaction and Discharge

The indenture will generally cease to be of any further effect with respect to any series of debt securities, if:

•	either (i) we have delivered to the trustee for cancellation all outstanding debt securities of such series (with certain limited exceptions), or (ii) all such debt securities of such series not previously delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have deposited with the trustee in trust, funds sufficient to pay at maturity or upon redemption all of the outstanding debt securities of such series; and

•	in either case, we also pay or cause to be paid all other sums then payable under the indenture by us with respect to such series of debt securities.

Any monies and U.S. government obligations deposited with the trustee for payment of principal of, premium, if any, or interest, if any, on the debt securities of any series and not applied but remaining unclaimed by the holders of the debt securities of such series for two years after the date upon which the principal of, and interest and premium, if any, on, the debt securities of such series, as the case may be, shall have become due and payable, shall be repaid to us by the trustee on written demand. Thereafter, the holder of the debt securities of such series may look only to us for payment thereof.

Miscellaneous Provisions

The indenture provides that certain series of debt securities, including those for which payment has been deposited or set aside in trust as described under “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of holders for quorum purposes.

We will be entitled to set any day as a record date for the purpose of determining the identity of holders of debt securities of any series issued under the indenture entitled to vote or consent (or to revoke any vote or consent) to any action under the indenture, in the manner and subject to the limitations provided in the indenture.

Resignation and Removal of the Trustee

The trustee may resign at any time by giving written notice thereof to us.

Under certain circumstances, we may remove the trustee and appoint a successor trustee. The trustee may also be removed by act of the holders of a majority in principal amount of the then outstanding debt securities of one or more series.

No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture and the debt securities, will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue:

•	warrants for the purchase of debt securities, preferred stock, common stock or units of two or more of these types of securities;

•	currency warrants, which are warrants or other rights relating to foreign currency exchange rates; or

•	index warrants, which are warrants for the purchase or sale of debt securities of, or guaranteed by, the United States government or its agencies, units of a stock index or a stock basket or a commodity or a unit of a commodity index.

Warrants may be issued independently or together with debt securities, preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•	in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants, and the price at which you may purchase the debt securities upon exercise;

•	in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which you may purchase shares of preferred stock of that series upon exercise;

•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase shares of common stock upon exercise;

•	in the case of currency warrants, the designation, aggregate principal amount, whether the currency warrants are put or call currency warrants or both, the formula for determining any cash settlement value, exercise procedures and conditions, the date on which your right to exercise the currency warrants commences and the date on which your right expires, and any other terms of the currency warrants;

•	in the case of index warrants, the designation, aggregate principal amount, the procedures and conditions relating to the exercise of the index warrants, the date on which your right to exercise the index warrants commences and the date on which your right expires, the national securities exchange on which the index warrants will be listed, if any, and any other material terms of the index warrants;

•	in the case of warrants to purchase units of two or more securities, the type, number and terms of the units purchasable upon exercise of the warrants and the price at which you may purchase units upon exercise;

•	the period during which you may exercise the warrants;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Unless we provide otherwise in a prospectus supplement, warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only, and will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the prospectus supplement for those warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of or any premium or interest on the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, debt securities and warrants, or any combination of those securities. The prospectus supplement relating to the offering of such units will describe their terms, including the following:

•	the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	the provision for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. Each investor’s beneficial ownership of the securities is reflected on the books of the depositary or such investor’s broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of SLM Corporation, the trustees, the warrant agents, the unit agents or any other agent of SLM Corporation, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered by this prospectus separately or together:

•	through agents;

•	to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

•	through dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in exchange for our outstanding indebtedness;

•	directly to purchasers, through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act of 1933.

If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be our customers, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us in the ordinary course of business. We may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We are not required to engage in any of these transactions. If we commence these transactions, we may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.

No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement describing the method and terms of the offering.

VALIDITY OF SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, and the underwriters or agents may be represented by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of SLM Corporation as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

SLM CORPORATION

$

$             % Senior Notes due

Joint Book-Running Managers

J.P. Morgan	RBC Capital Markets

Prospectus Supplement

            , 2017